Exhibit 1.1

EXECUTION VERSION

PPL Capital Funding, Inc.

$250,000,000 1.90% Senior Notes due 2018

$600,000,000 3.40% Senior Notes due 2023

$300,000,000 4.70% Senior Notes due 2043

Fully and Unconditionally Guaranteed as to Payment by PPL Corporation

Securities Purchase and Registration Rights Agreement

This SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this “Senior Notes Purchase Agreement”) is entered into on May 21, 2013 among (i) PPL Capital Funding, Inc., a Delaware corporation (the “Company”), (ii) PPL Corporation, a Pennsylvania corporation (the “Guarantor”), and (iii) each of the several purchasers named in Schedule B hereto (the “Purchasers”).

The Company proposes to issue and sell to the several Purchasers (i) $250,000,000 aggregate principal amount of Senior Notes due 2018 of the Company (the “2018 Notes”), (ii) $600,000,000 aggregate principal amount of Senior Notes due 2023 of the Company (the “2023 Notes”) and (iii) $300,000,000 aggregate principal amount of Senior Notes due 2043 of the Company (the “2043 Notes” and, together with the 2018 Notes and the 2023 Notes, the “Senior Notes”), each fully and unconditionally guaranteed as to payment by the Guarantor (the “Guarantees”). The Senior Notes are to be issued under the indenture identified in Schedule A hereto (the “Senior Indenture”), with The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) as the trustee (the “Senior Trustee”). The several Purchasers have agreed to purchase, in a remarketing transaction, (i) $300,000,000 aggregate principal amount of the Company’s 2.04% Junior Subordinated Notes due 2016 (the “2016 Junior Notes”) and (ii) $850,000,000 aggregate principal amount of the Company’s 2.77% Junior Subordinated Notes due 2018 (the “2018 Junior Notes” and, together with the 2016 Junior Notes, the “Junior Notes”). The Junior Notes were issued pursuant to the Subordinated Indenture, dated as of March 1, 2007, among the Company, the Guarantor and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (in such capacity, and including any successor-in-interest, the “Junior Trustee”), as supplemented by a Supplemental Indenture dated as of June 28, 2010, among the Company, the Guarantor and The Bank of New York Mellon (formerly known as The Bank of New York), as Junior Trustee, as supplemented by Supplemental Indenture No. 5 and Supplemental Indenture No. 6, each dated May 24, 2013.

1. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the respective principal amounts of each of the 2018 Notes, 2023 Notes and 2043 Notes set forth opposite the name of each such Purchaser on Schedule B hereto along with the cash amounts set forth opposite the name of such Purchaser on Schedule B hereto (each such amount, a “Cash Payment”), in exchange for consideration with respect to each series of Senior Notes consisting of the principal amount of 2016 Junior Notes or 2018 Junior Notes, as applicable, set forth opposite the name of each such Purchaser on Schedule B hereto. Each Purchaser represents and warrants to the Company that it is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). To the extent the aggregate principal amount of either series of Junior Notes purchased by any Purchaser in the remarketing transaction referred to above is different from the aggregate principal amount of such series of Junior Notes set forth opposite its name in Schedule B, the aggregate principal amount of each series of Senior Notes to be purchased by such Purchaser hereunder, and each Cash Payment payable to such Purchaser hereunder, shall be increased (or decreased) in proportion to the increase (or decrease) in such principal amount of Junior Notes, and the principal amount of each series of Junior Notes to be delivered by such Purchaser in respect thereof shall be correspondingly increased (or decreased).

2. Delivery and Payment. Delivery of, and payment for, the Senior Notes shall be made at the office, on the date and at the time specified in Schedule A hereto (such date and time of delivery and payment for the Senior Notes being herein called the “Closing Date”) and the aggregate Cash Payment due to all Purchasers shall be made to Credit Suisse Securities (USA) LLC on behalf of the several Purchasers by wire transfer of immediately available funds on the Closing Date. Payment for the Senior Notes to be purchased on the Closing Date shall be made by the Purchasers’ tender of the Junior Notes to the Company. Delivery of the Senior Notes to be purchased on the Closing Date shall be made to the Purchasers, with any transfer taxes payable in connection with the sale of such Senior Notes to the Purchasers duly paid by the Company, against delivery by the Purchasers of the Junior Notes. Delivery of the Senior Notes will be made through the facilities of The Depository Trust Company (“DTC”) unless the Purchasers shall otherwise instruct.

3. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Purchaser that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business and to enter into and perform its obligations under this Senior Notes Purchase Agreement, the Senior Indenture and the Senior Notes; and the Company is and will be treated as a consolidated subsidiary of the Guarantor pursuant to generally accepted accounting principles.

(b) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to conduct its business and to enter into and to perform its obligations under this Senior Notes Purchase Agreement, the Senior Indenture and the Guarantees and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

(c) The Senior Notes have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Senior Indenture and delivered against delivery of the Junior Notes as provided in this Senior Notes Purchase Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); the Senior Notes will be in the forms established pursuant to, and entitled to the benefits of, the Senior Indenture.

(d) The Guarantees have been duly authorized and, when duly executed pursuant to the Senior Indenture and issued and delivered in the manner provided for in the Senior Indenture, will constitute valid and binding obligations of the Guarantor enforceable in accordance with their terms except to the extent limited by the Enforceability Exceptions; the Guarantees will be in the form established pursuant to the Senior Indenture.

(e) The Senior Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Guarantor and assuming due authorization, execution and delivery by the Senior Trustee, will constitute a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Senior Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(f) No consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company or the Guarantor in connection with their execution and delivery of this Senior Notes Purchase Agreement, the Senior Indenture, the Senior Notes or the Guarantees, or the performance by the Company and the Guarantor of their obligations hereunder or thereunder, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Senior Notes by the Purchasers in the manner contemplated herein.

(g) Neither the execution and delivery of this Senior Notes Purchase Agreement or the Senior Indenture, nor the issue and sale of the Senior Notes, nor the issue of the Guarantees, nor the consummation of any of the transactions herein or therein contemplated, will (i) violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or the Guarantor, (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Certificate of Incorporation or by-laws of the Company or the Articles of Incorporation or by-laws of the Guarantor, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which it is bound, except in case of clause (i) or (iii) for such violations, breaches or defaults that would not in the aggregate have a material adverse effect on the ability of the Company and the Guarantor to perform their obligations hereunder or thereunder.

(h) This Senior Notes Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor.

(i) Since December 31, 2012, except as otherwise stated in the Guarantor’s Annual Report on Form 10-K for the year ended on such date or any subsequent Current Report on Form 8-K of the Guarantor filed with the Securities and Exchange Commission (“Commission”) or contemplated thereby, there has been no event or occurrence that would result in a material adverse change in the financial position or results of operations of the Guarantor and its subsidiaries taken as a whole.

(j) Neither the Company nor the Guarantor is, and after giving effect to the sale of the Senior Notes pursuant to this Senior Notes Purchase Agreement, will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(k) None of the Guarantor, any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(l) The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.

(m) None of the Guarantor or any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4. Agreements. The Company agrees with each Purchaser that:

(a) The Company or the Guarantor will pay all expenses incident to the performance of their obligations under this Senior Notes Purchase Agreement, which, for the avoidance of doubt, shall not include fees of any counsel to the Purchasers.

(b) The Company and the Guarantor will cooperate with the Purchasers and use all commercially reasonable efforts to permit the Senior Notes to be eligible for clearance and settlement through DTC, including its direct and indirect participants, the Euroclear System and Clearstream Banking S.A., as applicable.

5. Conditions to the Obligations of the Purchasers. The obligations of the several Purchasers to purchase the Senior Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein at the date hereof and the Closing Date, to the accuracy of the statements of the Company or the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

(a) The Guarantor shall have furnished to the Purchasers in form and substance satisfactory to the Purchasers, the opinion of Frederick C. Paine, Esq., Senior Counsel, or such other counsel for the Company and the Guarantor as may be acceptable to the Purchasers, dated the Closing Date, to the effect set forth hereto as Exhibit A-1, and the opinion of Simpson Thacher & Bartlett LLP, dated the Closing Date, to the effect set forth hereto as Exhibit A-2.

(b) The Purchasers shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Senior Notes, the issuance of the Guarantees, the Senior Indenture and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(c) The Guarantor shall have furnished to the Purchasers a certificate of the Controller and the Treasurer or Assistant Treasurer of the Guarantor, and of the President, the Treasurer or the Assistant Treasurer of the Company, dated the Closing Date, in the forms attached hereto as Exhibit B.

(d) At or prior to the Closing Date, the Purchasers shall be in possession of the Junior Notes.

If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Senior Notes Purchase Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Senior Notes Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchasers and their counsel, this Senior Notes Purchase Agreement and all obligations of the Purchasers hereunder may be cancelled on, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6. Reimbursement of Purchasers’ Expenses. If the sale of the Senior Notes provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 5 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof, the Company or the Guarantor will reimburse the Purchasers upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Senior Notes.

7. Resale of Senior Notes by Purchasers. (a) The Company understands that each Purchaser may retain or sell the Senior Notes from time to time in its absolute discretion. If one or more Purchasers provide a written notice in the form set forth in Schedule C hereto that such Purchaser or Purchasers propose to make a public offering of the Senior Notes (a “Public Offer Notice”) with respect to at least $250 million aggregate principal amount of Senior Notes, then the provisions set forth in Annex A to Schedule C shall apply, and at the request of such Purchaser or Purchasers the Company and the Guarantor shall enter into an underwriting agreement, including terms and conditions consistent with the provisions of Annex A hereto, and take such other actions in connection therewith as such Purchaser or Purchasers shall request in order to expedite or facilitate the disposition of Senior Notes in the United States. Each Purchaser represents and warrants to, and agrees with, the Company and the Guarantor that any sale or other disposition of the Senior Notes shall be made only pursuant to an effective registration statement under the Act, as contemplated by the provisions set forth in Annex A to Schedule C hereto.

(b) Notwithstanding Section 7(a), the Company and the Guarantor may suspend the use of the Prospectus (as defined in Annex A to Schedule C hereto) for a period not to exceed 60 consecutive days or an aggregate of 120 days in any 12-month period (each a “Suspension Period”) if (i) required by applicable law or (ii) the Chief Executive Officer or the Chief Financial Officer of the Guarantor shall have determined in good faith that under circumstances related to acquisition or divestiture of assets, pending corporate developments, public filings with the Commission, or other similar events, it is in the best interests of the Guarantor to suspend the use of the Prospectus, by giving written notice of such suspension to the Purchasers, which notice need not specify the nature of the event giving rise to such suspension; provided, however, that no Suspension Period pursuant to Section 8(b)(ii) hereof shall commence prior to the date 10 days after the date of this Agreement.

8. Representations and Agreements to Survive. The respective agreements, representations, warranties and other statements of the Company and the Guarantor or their officers set forth in or made pursuant to this Senior Notes Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or any of their officers, directors or controlling persons, and will survive delivery of and payment for the Senior Notes.

9. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile or electronic mail and confirmed to the recipient, and any such notice shall be effective when received: if sent to any Purchaser, at the address specified in Schedule A hereto; or if sent to the Company or the Guarantor, Two North Ninth Street, Allentown, Pennsylvania 18101 (facsimile: 610-774-5235), Attn: Treasurer.

10. Successors. This Senior Notes Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person will have any right or obligation hereunder.

11. No Fiduciary Duty. The Company and the Guarantor acknowledge and agree that (a) the purchase and sale of the Senior Notes pursuant to this Senior Notes Purchase Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Purchasers and any affiliate through which any Purchaser may be acting, on the other, (b) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as principal and not as agent or fiduciary of the Company or the Guarantor, (c) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or are currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Senior Notes Purchase Agreement, (d) the Purchasers may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor, and (e) the Company and the Guarantor have consulted their own legal and financial advisors to the extent it has deemed appropriate. The Company and the Guarantor agree that they will not claim that the Purchasers have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Guarantor, in connection with such transactions or the process leading thereto.

12. Integration. This Senior Notes Purchase Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantor and the Purchasers, or any of them, with respect to the subject matter hereof.

13. Applicable Law. This Senior Notes Purchase Agreement will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused this Senior Notes Purchase Agreement to be executed as of the date first above written.

PPL CAPITAL FUNDING, INC.

By:	/s/ Russell R. Clelland
	Name:	Russell R. Clelland
	Title:	Assistant Treasurer

PPL CORPORATION

By:	/s/ Russell R. Clelland
	Name:	Russell R. Clelland
	Title:	Assistant Treasurer

CREDIT SUISSE SECURITIES (USA) LLC, for itself and as Attorney-in-Fact for each of the several Purchasers named on Schedule B hereto

By:	/s/ Patrick Boultinghouse
	Name:	Patrick Boultinghouse
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, for itself and as Attorney-in-Fact for each of the several Purchasers named on Schedule B hereto

By:	/s/ Shawn D. Cepeda
	Name:	Shawn D. Cepeda
	Title:	Managing Director

[Signature Page to the Securities Purchase and Registration Rights Agreement]

EXHIBIT A-1

OPINION OF FREDERICK C. PAINE, ESQ.

(1)	The Guarantor is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business [Include if Public Offer Notice has been delivered prior to delivery of the opinion – as described in the Pricing Disclosure Package and the Prospectus].

(2)	The Guarantees are in the form established pursuant to the Senior Indenture, have been duly authorized, executed and delivered by the Guarantor, and, assuming due authentication and delivery by the Trustee of the Senior Notes on which the Guarantees are endorsed and delivery of such Senior Notes against delivery of the Junior Notes as contemplated by the Senior Notes Purchase Agreement, will constitute valid and binding obligations of the Guarantor, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”).

(3)	The Senior Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, and, assuming due authorization, execution and delivery by the Senior Trustee, constitutes a valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except to the extent limited by the Enforceability Exceptions.

(4)	The Senior Notes Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(5)	No approval, authorization, consent or other order of any public board or body of the United States or the Commonwealth of Pennsylvania [Include if Public Offer Notice has been delivered prior to delivery of the opinion – (except for the registration of the Senior Notes and the Guarantees under the Securities Act and the qualification of the Senior Indenture under the Trust Indenture Act, which have occurred, and other than in connection or compliance with the provisions of the state securities or “blue sky” laws of any jurisdiction as to which I express no opinion)] is legally required for the authorization of the issuance, sale and delivery of the Senior Notes by the Company to you, in accordance with the Senior Notes Purchase Agreement.

(6)	The execution and delivery by the Company and the Guarantor of, and the performance by each of the Company and the Guarantor of its obligations under, the Senior Notes Purchase Agreement, the Senior Indenture, the Senior Notes, and the Guarantees will not contravene (i) the Certificate of Incorporation or By-Laws of the Company or the Amended and Restated Articles of Incorporation or Amended and Restated By-Laws of the Guarantor, (ii) to the best knowledge of such counsel, any indenture, bank loan or credit agreement or other evidence of indebtedness binding upon the Company or the Guarantor or any agreement or other instrument binding upon the Company or the Guarantor that, in the case of any such agreement specified in this clause (ii) is material to the Company or the Guarantor, or (iii) to the best knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Guarantor.

Ex. A1-1

EXHIBIT A-2

OPINION OF SIMPSON THACHER & BARTLETT LLP.

1. The Company is validly existing and in good standing as a corporation under the law of the State of Delaware.

2. The Senior Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and duly qualified under the Trust Indenture Act and, assuming that the Senior Indenture is the valid and legally binding obligation of the Trustee, the Senior Indenture constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms.

3. The Senior Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Senior Notes Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. The Guarantees have been duly authorized, executed and issued by the Guarantor and, assuming due authentication of the Senior Notes by the Trustee and upon payment for and delivery of the Senior Notes in accordance with the Senior Notes Purchase Agreement, will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture.

5. The Senior Notes Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

6. None of the issue and sale of the Senior Notes by the Company, the issue of the Guarantees by the Guarantor, the execution, delivery and performance by the Company and the Guarantor of Senior Notes Purchase Agreement and the execution and delivery of the Indenture by the Company and the Guarantor will violate the Certificate of Incorporation or By-laws of the Company.

7. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law that, in our experience, is customarily applicable to general business corporations in relation to transactions of the type contemplated by the Preliminary Prospectus and the Prospectus is required for the issue and sale of the Senior Notes by the Company, the issue of the Guarantees by the Guarantor or the compliance by the Company and the Guarantor with all of the provisions of the Senior Notes Purchase Agreement and the Indenture except that it is understood that no opinion is given in this paragraph 7 with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law.

8. Neither the Company nor the Guarantor is an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

Ex. A2-1

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE (COMPANY)

[Name], [title] of PPL Capital Funding, Inc., a Delaware corporation (the “Company”), with reference to the purchase of $250,000,000 Senior Notes due 2018, $600,000,000 Senior Notes due 2023 and $300,000,000 Senior Notes due 2043 (collectively, the “Senior Notes”) of the Company by the several purchasers party to a Securities Purchase and Registration Rights Agreement, dated —, 2013, among the Company, the Guarantor and such purchasers (the “Senior Notes Purchase Agreement”), and, if applicable, the resale by one or more of such purchasers of such Senior Notes pursuant to the Public Offer Notice(s), (each) dated             , 2013, given by or on behalf of the purchasers named therein and received by the Company and the Guarantor (collectively, the “Public Offer Notices”), hereby certifies to the several purchasers pursuant to Section 5(c) of the Senior Notes Purchase Agreement and, if applicable, Section 3(d) of Annex A to Schedule C of the Senior Notes Purchase Agreement and the Public Offer Notices that to the best of their knowledge after reasonable investigation:

(a) The representations and warranties of the Company in the Senior Notes Purchase Agreement and, if applicable, Annex A to Schedule C of the Senior Notes Purchase Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

(b) The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Senior Notes Purchase Agreement and, if applicable, Annex A to Schedule C of the Senior Notes Purchase Agreement at or prior to the date hereof; and

(c) If applicable, no stop order suspending the effectiveness of the Registration Statement and/or notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or are pending by the Securities and Exchange Commission as of the date hereof.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Public Offer Notice(s) and the Senior Notes Purchase Agreement.

[Signature Page Follows]

Ex. B-1

IN WITNESS WHEREOF, I have hereunto signed my name this      day of             , 2013.

Name:
Title:

Ex. B-2

FORM OF OFFICER’S CERTIFICATE (GUARANTOR)

[Name], [title] PPL Corporation, a Pennsylvania corporation (the “Guarantor”), and [Name], [title] of the Guarantor, with reference to the purchase of $250,000,000 Senior Notes due 2018, $600,000,000 Senior Notes due 2023 and $300,000,000 Senior Notes due 2043 (collectively, the “Senior Notes”) of the PPL Capital Funding, Inc. (the “Company”) by the several purchasers party to a Securities Purchase and Registration Rights Agreement, dated —, 2013, among the Company, the Guarantor and such purchasers (the “Senior Notes Purchase Agreement”), and, if applicable, the resale by such purchasers of such Senior Notes pursuant to the Public Offer Notice(s), (each) dated             , 2013, given by or on behalf of the purchasers named therein and received by the Company and the Guarantor (collectively, the “Public Offer Notices”), hereby certifies to such purchasers pursuant to Section 5(c) of the Senior Notes Purchase Agreement and, if applicable, Section 3(c) of Annex A to Schedule C of the Senior Notes Purchase Agreement and the Public Offer Notices that to the best of their knowledge after reasonable investigation:

(a) The representations and warranties of the Guarantor in the Senior Notes Purchase Agreement and, if applicable, Annex A to Schedule C of the Senior Notes Purchase Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

(b) The Guarantor has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Senior Notes Purchase Agreement and, if applicable, Annex A to Schedule C of the Senior Notes Purchase Agreement at or prior to the date hereof;

(c) If applicable, no stop order suspending the effectiveness of the Registration Statement and/or notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or are pending by the Securities and Exchange Commission as of the date hereof; and

(d) There has been no material adverse change in the financial position or results of operations of the Guarantor subsequent to the date of the financial statements included in the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2012, except as described in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K of the Guarantor filed with the Securities and Exchange Commission or contemplated thereby.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Public Offer Notice(s) and the Senior Notes Purchase Agreement.

[Signature Page Follows]

Ex. B-3

IN WITNESS WHEREOF, I have hereunto signed my name this      day of             , 2013.

Name:
Title:

Ex. B-4

SCHEDULE A

Securities Purchase and Registration Rights Agreement dated May 21, 2013

Senior Indenture:	Indenture, dated as of November 1, 1997 (the “Base Indenture”), among the Company, the Guarantor and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as the trustee (the “Senior Trustee”), as supplemented by Supplemental Indenture No. 10, among the Company, the Guarantor and the Trustee, dated as of May 24, 2013, Supplemental Indenture No. 11, among the Company, the Guarantor and the Trustee, dated as of May 24, 2013 and, Supplemental Indenture No. 12, among the Company, the Guarantor and the Trustee, dated as of May 24, 2013.

Title and Description of the 2018 Notes:

Title:	1.90% Senior Notes due 2018

Principal Amount:	$250,000,000

Interest Rate:	1.90% per annum

Interest Payment Dates:	June 1 and December 1, commencing December 1, 2013, and at maturity

Interest will accrue on the 2018 Notes from and including the Closing Date at the Interest Rate set forth above

Maturity:	June 1, 2018

Denominations:	Beneficial interests in the 2018 Notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Sinking fund provisions:	None

Redemption provisions:	On or after July 1, 2015 and prior to May 1, 2018, the notes will be redeemable, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be so redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day

Sch. A-1

year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, plus, in either of the above cases, accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

On or after May 1, 2018, the notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

Provisions regarding repayment at the option of Holders:	None

Title and Description of the 2023 Notes:

Title:	3.40% Senior Notes due 2023

Principal Amount:	$600,000,000

Interest Rate:	3.40% per annum

Interest Payment Dates:	June 1 and December 1, commencing December 1, 2013, and at maturity

Interest will accrue on the 2023 Notes from and including the Closing Date at the Interest Rate set forth above

Maturity:	June 1, 2023

Denominations:	Beneficial interests in the 2023 Notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Sinking fund provisions:	None

Redemption provisions:	On or after July 1, 2015 and prior to March 1, 2023, the notes will be redeemable, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be so redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury

Sch. A-2

Rate, plus 25 basis points, plus, in either of the above cases, accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

On or after March 1, 2023, the notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

Provisions regarding repayment at the option of Holders:	None

Title and Description of the 2043 Notes:

Title:	4.70% Senior Notes due 2043

Principal Amount:	$300,000,000

Interest Rate:	4.70% per annum

Interest Payment Dates:	June 1 and December 1, commencing December 1, 2013, and at maturity

Interest will accrue on the 2043 Notes from and including the Closing Date at the Interest Rate set forth above

Maturity:	June 1, 2043

Denominations:	Beneficial interests in the 2043 Notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Sinking fund provisions:	None

Redemption provisions:	On or after July 1, 2015 and prior to December 1, 2042, the notes will be redeemable, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be so redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, plus, in either of the above cases, accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

Sch. A-3

On or after December 1, 2042, the notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

Provisions regarding repayment at the option of Holders:	None

Closing Date, Time and Location:	10:00 A.M., New York City Time, May 24, 2013, at the offices of Sullivan & Cromwell LLP, New York, New York 10004.

Sch. A-4

SCHEDULE B

2018 Notes
Purchaser	Principal Amount of 2018 Notes	Cash Payment	Principal Amount of 2016 Junior Notes
Credit Suisse Securities (USA) LLC	$31,875,000	$591,378.60	$31,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$31,875,000	$591,378.60	$31,875,000
RBS Securities Inc.	$31,875,000	$591,378.60	$31,875,000
Wells Fargo Securities, LLC	$31,875,000	$591,378.60	$31,875,000
Barclays Capital Inc.	$12,500,000	$231,913.20	$12,500,000
J.P. Morgan Securities LLC	$12,500,000	$231,913.20	$12,500,000
Morgan Stanley & Co. LLC	$12,500,000	$231,913.20	$12,500,000
UBS Securities LLC	$12,500,000	$231,913.20	$12,500,000
KeyBanc Capital Markets Inc.	$12,500,000	$231,913.20	$12,500,000
RBC Capital Markets, LLC	$12,500,000	$231,913.20	$12,500,000
Scotia Capital (USA) Inc.	$12,500,000	$231,913.20	$12,500,000
BNY Mellon Capital Markets, LLC	$5,000,000	$92,765.30	$5,000,000
CIBC World Markets Corp.	$5,000,000	$92,765.30	$5,000,000
Credit Agricole Securities (USA) Inc.	$5,000,000	$92,765.30	$5,000,000
Lloyds Securities Inc.	$5,000,000	$92,765.30	$5,000,000
PNC Capital Markets LLC	$5,000,000	$92,765.30	$5,000,000
SunTrust Robinson Humphrey, Inc.	$5,000,000	$92,765.30	$5,000,000
U.S. Bancorp Investments, Inc.	$5,000,000	$92,765.30	$5,000,000

Total	$250,000,000	$4,638,263.80	$250,000,000

2023 Notes
Purchaser	Principal Amount of 2023 Notes	Cash Payment	Principal Amount of 2016 Junior Notes	Principal Amount of 2018 Junior Notes
Credit Suisse Securities (USA) LLC	$76,500,000	$1,606,733.70	$4,250,000	$72,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$76,500,000	$1,606,733.70	$4,250,000	$72,250,000
RBS Securities Inc.	$76,500,000	$1,606,733.70	$4,250,000	$72,250,000

Wells Fargo Securities, LLC	$76,500,000	$1,606,733.70	$4,250,000	$72,250,000
Barclays Capital Inc.	$30,000,000	$630,091.70	$1,667,000	$28,333,000
J.P. Morgan Securities LLC	$30,000,000	$630,091.70	$1,667,000	$28,333,000
Morgan Stanley & Co. LLC	$30,000,000	$630,091.70	$1,667,000	$28,333,000
UBS Securities LLC	$30,000,000	$630,091.70	$1,667,000	$28,333,000
KeyBanc Capital Markets Inc.	$30,000,000	$630,091.70	$1,667,000	$28,333,000
RBC Capital Markets, LLC	$30,000,000	$630,091.70	$1,667,000	$28,333,000
Scotia Capital (USA) Inc.	$30,000,000	$630,091.70	$1,667,000	$28,333,000
BNY Mellon Capital Markets, LLC	$12,000,000	$252,036.70	$667,000	$11,333,000
CIBC World Markets Corp.	$12,000,000	$252,036.70	$667,000	$11,333,000
Credit Agricole Securities (USA) Inc.	$12,000,000	$252,036.70	$667,000	$11,333,000
Lloyds Securities Inc.	$12,000,000	$252,036.70	$667,000	$11,333,000
PNC Capital Markets LLC	$12,000,000	$252,036.70	$667,000	$11,333,000
SunTrust Robinson Humphrey, Inc.	$12,000,000	$252,036.70	$667,000	$11,333,000
U.S. Bancorp Investments, Inc.	$12,000,000	$252,036.70	$667,000	$11,333,000

Total	$600,000,000	$12,601,833	$33,338,000	$566,662,000

Sch. B-1

2043 Notes
Purchaser	Principal Amount of 2043 Notes	Cash Payment	Principal Amount of 2016 Junior Notes	Principal Amount of 2018 Junior Notes
Credit Suisse Securities (USA) LLC	$38,250,000	$911,231.9	$2,125,000	$36,125,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$38,250,000	$911,231.9	$2,125,000	$36,125,000
RBS Securities Inc.	$38,250,000	$911,231.9	$2,125,000	$36,125,000

Wells Fargo Securities, LLC	$38,250,000	$911,231.9	$2,125,000	$36,125,000
Barclays Capital Inc.	$15,000,000	$357,345.8	$833,000	$14,167,000
J.P. Morgan Securities LLC	$15,000,000	$357,345.8	$833,000	$14,167,000
Morgan Stanley & Co. LLC	$15,000,000	$357,345.8	$833,000	$14,167,000
UBS Securities LLC	$15,000,000	$357,345.8	$833,000	$14,167,000
KeyBanc Capital Markets Inc.	$15,000,000	$357,345.8	$833,000	$14,167,000
RBC Capital Markets, LLC	$15,000,000	$357,345.8	$833,000	$14,167,000
Scotia Capital (USA) Inc.	$15,000,000	$357,345.8	$833,000	$14,167,000
BNY Mellon Capital Markets, LLC	$6,000,000	$142,938.30	$333,000	$5,667,000
CIBC World Markets Corp.	$6,000,000	$142,938.30	$333,000	$5,667,000
Credit Agricole Securities (USA) Inc.	$6,000,000	$142,938.30	$333,000	$5,667,000
Lloyds Securities Inc.	$6,000,000	$142,938.30	$333,000	$5,667,000
PNC Capital Markets LLC	$6,000,000	$142,938.30	$333,000	$5,667,000
SunTrust Robinson Humphrey, Inc.	$6,000,000	$142,938.30	$333,000	$5,667,000
U.S. Bancorp Investments, Inc.	$6,000,000	$142,938.30	$333,000	$5,667,000

Total	$300,000,000	$7,146,916.50	$16,662,000	$283,338,000

Sch. B-2

SCHEDULE C

FORM OF PUBLIC OFFER NOTICE

Public Offer Notice

            , 2013

PPL Capital Funding, Inc.

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Attention: Treasurer

Re:	—% Senior Notes due 2018, —% Senior Notes due 2023 and —% Senior Notes due 2043

To Whom it May Concern:

Reference is made to the Securities Purchase and Registration Rights Agreement, dated —, 2013 (the “Senior Notes Purchase Agreement”), among PPL Capital Funding, Inc. (the “Company”), PPL Corporation (the “Guarantor”), and the several purchasers set forth on Schedule B thereto (the “Purchasers”).

This notice by or on behalf of the undersigned Purchaser or Purchasers (the “Selling Securityholder(s)”) constitutes a Public Offer Notice in accordance with Section 1 of the Senior Notes Purchase Agreement. The Selling Securityholder(s) intend(s) to make a public offering of the Senior Notes as soon after the execution hereof as in the judgment of the Selling Securityholder(s) is advisable, but in any event on or prior to the Applicable Time, and initially offer the Senior Notes on the terms set forth in the Statutory Prospectus and the Prospectus (each as defined in Annex A hereto). In accordance with Section 1 of the Senior Notes Purchase Agreement, the provisions of Annex A hereto shall apply to such public offering of the Senior Notes. For the purposes of this notice, including Annex A hereto, the “Applicable Time” shall be     :     [A.M.][P.M.], New York City time,             , 20    , the “Resale Closing Date” shall be 10:00 A.M., New York City Time,             , 20    , and all deliveries required to be made on the Resale Closing Date shall be made at the offices of Sullivan & Cromwell LLP, New York, New York 10004.

Very truly yours,

[NAME(S) OF SELLING SECURITYHOLDER(S)]
By CREDIT SUISSE SECURITIES (USA) LLC, for itself and as Attorney-in-Fact for the several Selling Securityholders

By:
Name:
Title:

Sch. C-1

By MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
for itself and as Attorney-in-Fact for the several Selling Securityholders

By:
Name:
Title:

Sch. B-2

Annex A

Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Senior Notes Purchase Agreement.

1. Representations and Warranties. The Company represents and warrants to, and agrees with the Selling Securityholder that:

(a) The Company and the Guarantor have filed with the Commission a joint automatic shelf registration statement on Form S-3 (Nos. 333-180410 and 333-180410-06), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Senior Notes and the Guarantees under the Securities Act. Promptly after the date of this Public Offer Notice, the Company and the Guarantor will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the resale of the Senior Notes that omitted Rule 430B Information (other than a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”) that has not been approved in writing by the Company, the Guarantor and the Selling Securityholder) and includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Selling Securityholder for use in connection with the resale of the Senior Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date hereof and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Public Offer Notice, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Annex A to the Public Offer Notice to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Annex A to the Public Offer Notice to amendments or supplements to the Registration Statement, any preliminary prospectus or the

An. A-1

Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

(b) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company, the Guarantor or any person acting on its or their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Senior Notes in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) or made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) and (D) at the date hereof, each of the Company and the Guarantor was and is eligible to register the Senior Notes and the Guarantees, as the case may be, as a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Senior Notes and the Guarantees, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Guarantor on a Rule 405 “automatic shelf registration statement.” Neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

(c) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations on March 28, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Guarantor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Senior Notes and the Guarantees made prior to the filing of the Original Registration Statement by the Company, the Guarantor or any person acting on its or their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Selling Securityholder pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Resale Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act, and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

An. A-2

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Resale Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Selling Securityholder for use in connection with the resale of the Senior Notes and Guarantee was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, including the Final Term Sheet prepared and filed pursuant to Section 2(b) identified on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Annex A to the Public Offer Notice:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Senior Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Senior Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company and the Guarantor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company, the Guarantor and the Selling Securityholder. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company and the Guarantor does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

An. A-3

“Statutory Prospectus” as of any time means the prospectus relating to the Senior Notes and the Guarantees that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Senior Notes and the Guarantees or until any earlier date that the Company and the Guarantor notified or notifies the Selling Securityholder as described in Section 2(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Selling Securityholder expressly for use therein or to any statements in or omissions from the Statement of Eligibility of the Senior Trustee under the Senior Indenture. At the effective date of the Registration Statement, the Senior Indenture conformed in all material respects to the Trust Indenture Act and the rules and regulations thereunder;

(d) The consolidated financial statements of the Guarantor and its subsidiaries, together with the related notes and schedules, each set forth or incorporated by reference in the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles;

(e) Ernst & Young LLP, who have audited certain financial statements of the Guarantor and its consolidated subsidiaries and issued their report with respect to the audited consolidated financial statements and schedule included and incorporated by reference in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Guarantor during the periods covered by their reports within the meaning of the Securities Act and the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(f) PricewaterhouseCoopers LLP, who have audited certain financial statements of LG&E and KU Energy LLC and issued their report with respect to such audited financial statements and schedules included and incorporated by reference in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to LG&E and KU Energy LLC during the periods covered by their reports within the meaning of the Securities Act and the Securities Act Regulations and the standards of the PCAOB;

(g) The Guarantor maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s authorizations and transactions are recorded as necessary to permit preparation of financial statements. The Guarantor maintains “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act;

An. A-4

(h) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(i) The resale of the Senior Notes as contemplated by the Senior Notes Purchase Agreement and the Public Offer Notice and the compliance by the Company and the Guarantor with all of the provisions of, and the consummation of the transactions contemplated in, the Senior Notes Purchase Agreement and the Public Offer Notice with respect to such resale will not (i) violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or the Guarantor, (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Certificate of Incorporation or by-laws of the Company or the Articles of Incorporation or by-laws of the Guarantor, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which it is bound, except in case of clause (i) or (iii) for such violations, breaches or defaults that would not in the aggregate have a material adverse effect on the ability of the Company and the Guarantor to perform their obligations hereunder or thereunder.

2. Agreements. The Company agrees with the Selling Securityholder:

(a) Subject to Section 2(b), to comply with the requirements of Rule 430B and to notify the Selling Securityholder immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Senior Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement and/or any notice objecting to its use or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Senior Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company or the Guarantor becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the resale of the Senior Notes and the Guarantees. The Company and the Guarantor will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company and the Guarantor shall pay the required Commission filing fees relating to the Senior Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

An. A-5

(b) To give the Selling Securityholder notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Senior Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, the Company and the Guarantor will furnish the Selling Securityholder with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Selling Securityholder shall reasonably object in writing. The Company and the Guarantor will give the Selling Securityholder notice of their intention to make any such filing pursuant to the Exchange Act or Exchange Act Regulations from the Applicable Time to the Resale Closing Date and will furnish the Selling Securityholder with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Selling Securityholder shall reasonably object in writing. The Company and the Guarantor will prepare a final term sheet (the “Final Term Sheet”) in a form satisfactory to the Selling Securityholders and shall file such Final Term Sheet as an “Issuer Free Writing Prospectus” prior to the close of business two Business Days after the date hereof (“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York); provided that the Company and the Guarantor shall furnish the Selling Securityholder with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Selling Securityholder shall reasonably object in writing.

(c) To furnish to the Selling Securityholder, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and any amendments and supplements thereto as the Selling Securityholder may reasonably request.

(d) That before amending and supplementing the preliminary prospectus or the Prospectus, they will furnish to the Selling Securityholder a copy of each such proposed amendment or supplement and that it will not use any such proposed amendment or supplement to which the Selling Securityholder reasonably objects in writing.

(e) To use their best efforts to qualify the Senior Notes and to assist in the qualification of the Senior Notes by the Selling Securityholder or on its behalf for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Selling Securityholder may designate, to continue such qualification in effect so long as required for the distribution of the Senior Notes and to reimburse the Selling Securityholder for any expenses (including filing fees and fees and disbursements of counsel) paid by Selling Securityholder or on its behalf to qualify the Senior Notes for offer and sale, to continue such qualification, to determine its eligibility for investment and to print any preliminary or supplemental “blue sky” survey or legal investment memorandum relating thereto; provided that neither the Company nor the Guarantor shall be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Senior Notes, or to meet any other requirement in connection with this Section 2(e) deemed by the Company and the Guarantor to be unduly burdensome.

An. A-6

(f) To promptly deliver to the Selling Securityholder a true and correct copy of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as the Selling Securityholder may reasonably request.

(g) If at any time prior to the completion of the resale of the Senior Notes by the Selling Securityholder, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company and the Guarantor promptly (i) will notify the Selling Securityholder of any such event; (ii) subject to the requirements of Section 2(b), will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Prospectus to the Selling Securityholder without charge in such quantities as they may reasonably request; provided that the expense of preparing and filing any such amendment or supplement (i) that is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Public Offer Notice or (ii) that relates solely to the activities of the Selling Securityholder shall be borne by the Selling Securityholder requiring the same. If at any time following issuance of an Issuer Free Writing Prospectus, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement (or any other registration statement related to the Senior Notes) or the Statutory Prospectus or any preliminary prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and the Guarantor will promptly notify the Selling Securityholder and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(h) The Guarantor will, as soon as practicable, make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act which will satisfy the provisions of Section 11(a) of the Securities Act;

(i) The Company and the Guarantor will pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company or the Guarantor, including all expenses (except as provided in Section 2(g) above) in connection with the preparation and filing of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Selling Securityholder, and all audits, statements or reports in connection therewith, any fees and expenses, all federal and state taxes (if any) payable (not including any transfer taxes) upon the resale of the Senior Notes or the related Guarantees; (ii) all expenses in connection with the printing, reproduction and delivery of any preliminary prospectus and each Prospectus, and (except as provided in Section 2(g) above) any amendment or supplement thereto, to the Selling Securityholder; (iii) any and all fees payable in connection with the rating of the Senior Notes; and (iv) the reasonable fees and expenses of the Senior Trustee, including the fees and disbursements of counsel for the Senior Trustee, in connection with the Senior Indenture and the Senior Notes;

An. A-7

(j) During the period from the date of this Public Offer Notice through the Resale Closing Date, the Company or the Guarantor shall not, without the Selling Securityholder’s prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Senior Notes, any security convertible into or exchangeable into or exercisable for Senior Notes or any debt securities substantially similar to the Senior Notes (except for the Senior Notes registered and resold pursuant to this Public Offer Notice or another Public Offer Notice delivered pursuant to the Senior Notes Purchase Agreement); and

(k) Each of the Company and the Guarantor represents and agrees that, unless it obtains the prior consent of the Selling Securityholder (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Senior Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. Each of the Company and the Guarantor represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping in accordance with the Securities Act Regulations.

3. Conditions to the Resale of the Senior Notes.

The resale of the Senior Notes pursuant to this Annex A shall be subject, in the discretion of the Selling Securityholder, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date of the Public Offering Notice, as of the date of the effectiveness of any amendment to the Registration Statement filed, and the Resale Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Registration Statement shall have become effective and on the Resale Closing Date no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Selling Securityholder. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company and the Guarantor shall have paid the required Commission filing fees relating to the Senior Notes within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) (i) The Company shall have furnished to the Selling Securityholder a letter in form and substance satisfactory to the Selling Securityholder, dated the Resale Closing Date, of Frederick C. Paine, Esq., Senior Counsel, or such other counsel for the Company, to the effect set forth hereto as Exhibit A to this Annex A.

(ii) Simpson Thacher & Bartlett LLP shall have furnished to the Selling Securityholder a letter in form and substance satisfactory to the Selling Securityholder, dated the Resale Closing Date to the effect set forth hereto as Exhibit B to this Annex A.

An. A-8

(c) The Company shall have furnished to the Selling Securityholder a certificate of the Company, signed by any Senior Vice President or Executive Vice President of the Company, dated the Resale Closing Date, in the forms attached as Exhibit B to the Senior Notes Purchase Agreement.

(d) On each of the date of the Public Offer Notice and the Resale Closing Date, the Selling Securityholder shall have received letters, in form and substance reasonably satisfactory to the Selling Securityholder, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters”, with respect to the Guarantor and its consolidated subsidiaries, including the Company. The procedures described in such letters were prescribed by the Underwriters and are sufficient to satisfy the condition in this Section 3(d).

(e) On each of the date of the Public Offer Notice and the Resale Closing Date, the Selling Securityholder shall have received letters, in form and substance reasonably satisfactory to the Selling Securityholders, from PricewaterhouseCoopers LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters”, with respect to LG&E and KU Energy LLC. The procedures described in such letters were prescribed by the Underwriters and are sufficient to satisfy the condition in this Section 3(e).

(f) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change in the financial position or results of operations of the Guarantor and its subsidiaries taken as a whole.

4. Reimbursement of Selling Securityholder’s Expenses. If the resale of the Senior Notes provided for herein is not consummated because any condition to the obligations of the Selling Securityholder set forth in Section 3 hereof is not satisfied or because of any refusal, inability or failure on the part of the Guarantor or the Company to perform any agreement herein or comply with any provision hereof, the Guarantor or the Company will reimburse the Selling Securityholder upon demand for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Selling Securityholder in connection with the proposed resale of the Senior Notes, but the Guarantor or and the Company shall then be under no further liability to the Selling Securityholder except as provided in Section 5 hereof.

5. Indemnification and Contribution.

(a) The Company and the Guarantor agree that they will jointly and severally indemnify and hold harmless each Selling Securityholder and the officers, directors, partners, members, employees, agents and affiliates of each Selling Securityholder and each person, if any, who controls any Selling Securityholder within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which the Selling Securityholder or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the

An. A-9

Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading and, except as hereinafter in this Section 5 provided, the Company and the Guarantor agree to reimburse each indemnified party for any reasonable legal or other expenses as incurred by such indemnified party in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company and the Guarantor as set forth in Section 8 hereof by the Selling Securityholder expressly for use in any such document or arises out of, or is based on, statements or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Senior Indenture.

(b) The Selling Securityholder shall indemnify and hold harmless the Company and the Guarantor and their respective officers and directors and officers of PPL Services Corporation who are named in the Registration Statement, and each of them, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company and the Guarantor by the Selling Securityholder expressly for use in any such document as provided in Section 8 hereof; and, except as hereinafter in this Section 5 provided, the Selling Securityholder agrees to reimburse the Company and the Guarantor and their respective officers and directors and officers of PPL Services Corporation who are named in the Registration Statement, and each of them, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

(c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under subsection (a) or (b) of this Section 5. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party

An. A-10

shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the resale of the Senior Notes.

(d) If the Selling Securityholder or person entitled to indemnification by the terms of subsection (a) of this Section 5 shall have given notice to the Company and the Guarantor of a claim in respect thereof pursuant to subsection (c) of this Section 5, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 5 or if such claim is unavailable under controlling precedent, the Selling Securityholder or person shall be entitled to contribution from the Company and the Guarantor for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Selling Securityholder or person is entitled, there shall be considered the Selling Securityholder’s or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Notwithstanding the provisions of this subsection (d), the Selling Securityholder shall not be required to contribute any amount in excess of the difference between the aggregate proceeds from the sale of the Senior Notes sold by it and the purchase price paid by such Selling Securityholder for the Junior Notes tendered in exchange for such Senior Notes in accordance with Section 1 of the Senior Notes Purchase Agreement. The Company, the Guarantor and the Selling Securityholder agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if a Selling Securityholder was treated as one entity for such purpose).

(e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

6. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Guarantor, the Company and the Selling Securityholder, as set forth herein or made by them pursuant hereto, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Selling Securityholder or any controlling person of the Selling Securityholder, or the Guarantor, the Company, or any officer or director or controlling person of the Guarantor or the Company, and shall survive the resale of the Senior Notes. The provisions of Sections 4 and 5 hereof shall survive the termination or cancellation of this Annex A.

An. A-11

7. Parties to Agreement. This Annex A shall be binding upon, and inure solely to the benefit of, the Selling Securityholder, the Guarantor, the Company and, to the extent provided in Sections 5 and 6 hereof, the officers and directors of the Company and each person who controls the Guarantor, the Company or the Selling Securityholder, and their respective heirs, executors, administrators, successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Annex. No purchaser of any of the Senior Notes from the Selling Securityholder shall be deemed a successor or assign by reason merely of such purchase.

8. Selling Securityholder Representations and Agreements. In the event that the offer or sale of the Senior Notes by the Selling Securityholder in a jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, the Selling Securityholder represents and agrees that it will (i) inform the Guarantor and the Company that the Guarantor or the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Guarantor and the Company in complying with such requirements. Further, the Selling Securityholder represents and agrees that, without the prior consent of the Guarantor and the Company, it has not made and will not make any offer relating to the Senior Notes that would constitute a Free Writing Prospectus required to be filed with the Commission; any such Free Writing Prospectus the use of which has been consented to by the Guarantor and the Company is listed on Schedule II to this Annex A.

An. A-12

EXHIBIT A

TO ANNEX A

FORM OF DISCLOSURE LETTER

(1)	The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown, and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(2)	Except as set forth in (1) above, such counsel is not passing upon the correctness and completeness of the statements made or information included in the Registration Statement, the Pricing Disclosure Package or the Prospectus by the Company, the Guarantor or the Selling Securityholders (as defined in the Public Offer Notice) and takes no responsibility therefor. However, in the course of the preparation by the Company and the Guarantor of the Registration Statement, the Pricing Disclosure Package and the Prospectus, such counsel had conferences with certain of their officers and employees, with other counsel for the Company and the Guarantor, with representatives of and counsel for the Selling Securityholders, with representatives of PricewaterhouseCoopers LLP and Ernst & Young, LLP, independent certified public accountants, and such counsel has no reason to believe that (a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of the Applicable Time (as defined in the Public Offer Notice and which I understand is [—] p.m. (New York City time) on [pricing date], 2013), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that I express no opinion as to (a) the financial statements and schedules and other financial data contained or incorporated by reference in, or omitted from, the Registration Statement, the Pricing Disclosure Package or the Prospectus or (b) information relating to the Selling Securityholders and furnished in writing to the Company by or on behalf of the Selling Securityholders specifically for inclusion therein.

(An. A) Ex. A-1

EXHIBIT B

TO ANNEX A

FORM OF OPINION/DISCLOSURE LETTER

1. The statements made in each of the Preliminary Prospectus and the Prospectus under the caption “Description of the Notes” (including, in the case of the Preliminary Prospectus, the information contained in the Pricing Term Sheet), insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

2. The statements made in each of the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences of the Notes” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Such counsel shall also advise you that:

(i) each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of [pricing date], 2013, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial, accounting or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

(ii) nothing has come to such counsel’s attention that causes such counsel to believe that (a) the Registration Statement (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of the [pricing date], 2013, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the Exchange Act Documents incorporate or deemed incorporate by reference therein), as of the Applicable Time specified in the Senior Notes Purchase Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of [pricing date], 2013 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel expresses no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial, accounting or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Exchange Act Documents.

(An. A) Sch.-1

SCHEDULE I TO ANNEX A

Issuer General Use Free Writing Prospectus

Final Term Sheet dated —.

(An. A) Sch I.-1